EXHIBIT 10.11

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into as of January 1, 2001, by and among MMI Products, Inc., a Delaware corporation (the "Company"), MMI Management Services LP, a Delaware limited partnership and Julius S. Burns, residing at 8506 Tranquil Park, Spring, Texas, 77379 (the "Employee").

W I T N E S S E T H:

WHEREAS, the Company desires to continue to employ the Employee, and the Employee desires to accept such continued employment, on the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with the Employee's employment by the Company the Employee and the Company entered into an employment agreement, dated as of January 1, 2000 and amended as of August 1, 2000, which employment agreement and amendment shall hereafter be null and void and superseded by this Agreement; and

WHEREAS, in connection with the Employee's employment by the Company, the Employee has entered into Stock Repurchase Agreements (the "Stock Repurchase Agreements") with Merchants Metals Holding Company, a Delaware corporation and parent of the Company ("MMHC"), dated as of November 12, 1999 and April 28, 2000 which, as amended, shall remain in full force and effect;

THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

    Employment. The Company hereby employs the Employee as its Chairman, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

    Duties of the Employee. During the term of this Agreement, the Employee shall, under the direction of the Board of Directors of the Company, perform such executive, management, consulting, business development and other duties as may be assigned to him from time to time, upon reasonable advance notice, by the President or the Board of Directors of the Company. The Employee shall devote only such time, attention and energy to the Company as is reasonably required to perform his assigned duties, which shall not unreasonably interfere with his other professional activities; provided that the Employee's other professional activities do not otherwise violate the terms of this Agreement. Employee shall provide notice to the President of the Company of such other outside professional activities.

    Compensation.

      The Employee shall receive as compensation for his services hereunder per diem payments of $2,873.56 (less deductions required by law or otherwise authorized by Employee) for each day on which he performs the duties assigned to him under this Agreement. The Employee shall be paid semi-monthly in arrears. There shall be no minimum obligation on the part of the Company to utilize the services of the Employee. The maximum compensation payable to the Employee under this Section 3.1 (including vacation pay under Section 4) shall be $750,000 per annum.

      All cash payments made by the Company to or on behalf of the Employee shall be an obligation of and made by MMI Management Services LP.

    Other Benefits. The Employee shall be entitled to participate in any health insurance, life insurance or other benefits that are generally extended, from time to time, to the employees of the Company (or to executives of the Company, if different from those provided to employees generally). The Employee shall be entitled to twenty (20) vacations days during each full calendar year of the term of this Agreement, which shall be compensated at the per diem rate set forth in Section 3.1 of this Agreement. Vacation days during partial calendar years of the term of this Agreement shall accrue on a pro rata basis. Upon the submission of properly documented expense account reports, the Company shall reimburse the Employee for all reasonable travel and entertainment expenses incurred by the Employee in the course of his employment. The Company will also provide the Employee a car allowance in accordance with Company policy.

    Term. The term of employment hereunder shall commence upon the date hereof and continue until April 30, 2004, unless sooner terminated in accordance with the provisions hereof.

    Termination.

      Death or Disability. The employment of the Employee shall terminate automatically upon the death or total disability of the Employee. For the purpose of this Agreement, "total disability" shall be deemed to have occurred if in the sole judgment of the Board of Directors the Employee shall have been unable to perform the duties of his employment due to his mental or physical condition for a period of 180 days.

      Change of Control. The employment of the Employee shall terminate automatically upon a Change of Control as defined in Section 7.3 of this Agreement.

      Cause. The Company may terminate the employment of the Employee under this Agreement for Cause. For purposes of this Agreement, "Cause" means conduct of the Employee (i) resulting in the conviction of, or plea of nolo contendre to, a felony, (ii) which constitutes a material breach of, or continued gross neglect of his duties or responsibilities under, this Agreement, (iii) which constitutes fraud, dishonesty in connection with his employment, competition with the Company, MMHC or any of their respective subsidiaries, or unauthorized use of Confidential Information (as defined below), or (iv) which constitutes his failure or refusal to properly perform his assigned duties in the reasonable good faith judgment of the Board of Directors of the Company; provided, however, the Company shall give Employee written notice of any actions alleged to constitute Cause under clause (ii) or (iv) above, and the Employee shall have a reasonable opportunity (as specified by the Board of Directors) to cure any such alleged Cause.

      Without Cause. The Company may terminate the employment of the Employee under this Agreement Without Cause. For purposes of this Agreement, "Without Cause" shall mean any reason other than the reasons described in Sections 6.1, 6.2, 6.3, 6.5 and 6.6 or no reason.

      Good Reason. The Employee may terminate his employment by the Company under this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) assignment to Employee of duties or responsibilities that are materially inconsistent with the duties of Chairman, without Employee's consent; or (ii) the Company's failure to pay to Employee any compensation due to Employee under this Agreement within thirty (30) days of the time such compensation is due to be paid.

      Without Good Reason. The Employee may terminate his employment by the Company under this Agreement Without Good Reason. For purposes of this Agreement, "Without Good Reason" shall mean any reason other than the reasons described in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 or no reason.

      Notice. The Board of Directors of the Company may terminate the employment of the Employee upon written notice delivered to the Employee in accordance with Section 9 of this Agreement. The Employee may terminate his employment by the Company upon written notice delivered to the Company in accordance with Section 9 of this Agreement.

    Compensation Upon Termination.

      Death or Disability. If the employment of the Employee is terminated pursuant to the provisions of Section 6.1, all rights of the Employee under this Agreement shall terminate, and no further compensation shall be payable to the Employee except as specifically provided herein; provided, however, that the Employee or the Employee's estate, heirs and beneficiaries, as applicable, shall be entitled to receive in a lump sum cash payment promptly after termination of the Employee's employment of (a) any unpaid compensation accrued under Section 3.1 of this Agreement through the date of termination, as well as any reimbursable expenses incurred pursuant to Section 4 of this Agreement; and (b) any other benefits specifically provided to the Employee under any benefit plan which has vested or to which he is otherwise entitled as of the date of termination.

      Termination of Employment. Except as provided in Section 7.3 of this Agreement, if the employment of the Employee under this Agreement is terminated pursuant to the provisions of Sections 6.2 6.3, 6.4, 6.5 or 6.6, all rights of the Employee under this Agreement shall terminate, and no further compensation shall be payable to the Employee other than (a) any unpaid compensation earned under Section 3.1 of this Agreement through the date of termination, as well as any reimbursable expenses incurred pursuant to Section 4 of this Agreement, and (b) any of the benefits specifically provided to the Employee under any benefit plan which has vested or to which he is otherwise entitled as of the date of termination.

      Change in Control. If the employment of the Employee under this Agreement is terminated upon a Change in Control (as defined below), the Employee agrees to provide consulting services to a successor entity or owner, if the successor entity or owner elects to retain Employee as a consultant on the material terms set forth in this Agreement (or as otherwise may be agreed), for a period of up to six (6) months following a Change in Control. In the event such successor entity or owner elects to engage Employee as a consultant following a Change of Control it shall guarantee Employee minimum compensation of $250,000 during the six (6) month consulting period. As used herein, a "Change in Control" shall occur when a party unaffiliated with the current stockholders of the Company's parent, MMHC, acquires all or substantially all of the Company's assets or on a post-transaction basis acquires, directly or indirectly or by merger, recapitalization, or consolidation, at least a majority in voting power and in economic interest of MMHC's outstanding equity.

    Confidential Information and Agreement Not to Compete

      Disclosure of Information. The Employee will not, during or after the term of his employment, disclose any trade secrets or confidential information of the Company, Holding or any of their respective subsidiaries (such trade secrets and confidential information being "Confidential Information") to any person or entity for any reason or purpose whatsoever, except as may be required by law.

      Agreement Not to Compete. During the term of this Agreement, and for a period of six (6) months following a Change in Control if the successor entity or owner elects to engage Employee as a consultant pursuant to Section 7.3 of this Agreement, the Employee agrees that that neither he nor any affiliate shall, either on his own behalf or as a partner, officer, director, employee, agent or shareholder (other than as the holder of less than 5% of the outstanding voting capital stock of any corporation with a class of equity security registered under the Securities Act of 1934, as amended) engage in or invest in any business in which a significant portion of such businesses activities include the manufacture or distribution of fence, wire mesh, concrete accessories or any combination thereof within any states of the United States of America (a "Competitive Business") (excluding activities on behalf of himself or other persons or entities not engaged in a Competitive Business related to the purchase and sale of steel rod); provided, however, that if the Employee's employment is terminated pursuant to Section 6.3, 6.4, 6.5 or 6.6 of this Agreement, the Company may elect to extend the foregoing restriction for a period of six (6) months following such termination upon the payment of the sum of $250,000 to the Employee. Nothing contained in this Section shall be construed as restricting the Employee's right to sell or otherwise dispose of any business or investments owned or operated by the Employee as of the date of termination.

      Agreement Not to Solicit Employees. During the term of this Agreement, and for a period of six (6) months following the termination of his employment with the Company, the Employee agrees that neither he nor any affiliate shall, either alone or on behalf of any business engaged in a Competitive Business, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or any agent of, the Company or any of its subsidiaries to terminate his employment relationship, contract of employment or agency, as the case may be, with the Company or any of its subsidiaries.

      Injunctive Relief. The parties agree that the remedy at law for the breach of any provision of this Section 8 will be inadequate and that, in addition to any other remedies it may have in the event, of breach, the Company shall be entitled to temporary and permanent injunctive relief to prevent the Employee's continued breach of such provisions without the necessity of proving actual damage. The covenants in this Section 8 are independent, and the existence of any claim or cause of action of the Employee or any of his affiliates against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by the Company.

    Notice. Any notice required or permitted hereunder shall be deemed sufficiently given if in writing and either personally delivered or sent by registered, certified, or first class mail, postage prepaid, addressed to the part at the address set forth below, or at such other address as the party may subsequently designate:

If to the Employee, to: (a) Julius S. Burns
8506 Tranquil Park
Spring, Texas 77379

If to the Company, to: (b) MMI Products, Inc.
515 West Greens Road, #710
Houston, Texas 77067
Attn: Thomas F. McWilliams

Copies to: Citicorp Venture Capital Ltd.
399 Park Avenue
Floor 14/Zone 4
New York, New York 10022
Attn: Thomas F. McWilliams

Weil, Gotshal and Manges, LLP
100 Crescent Court, Suite 1300
Dallas, Texas 75201
Attn: Michael A. Saslaw

    Amendment; Waiver. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

    Benefit. This Agreement shall inure to the benefit of and shall be binding upon the Employee, his heirs and personal representatives, and the Company, its successors and assigns. Neither this Agreement, nor the rights and obligations created hereunder, may be assigned by either party without the consent of the other party.

    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

    Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

    Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

    Entire Agreement; Modification. This Agreement and the Stock Repurchase Agreement contain the entire agreement among the parties and MMHC and supersede all prior agreements and understandings, oral or written, with respect to the transactions contemplated herein and the Stock Repurchase Agreement, including any and all severance pay agreements between the Company or its predecessors and the Employee.

    Governing Law. This Agreement has been entered into the State of Texas and shall be construed in accordance with, and governed by, the laws, excluding the conflicts of law rules, of the State of Texas.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the date and year first above written.

MMI PRODUCTS, INC.
By: /s/ Thomas F. McWilliams
Thomas F. McWilliams,
Director
MMI MANAGEMENT SERVICES LP
By: MMI PRODUCTS, INC.,
its general partner
By: /s/ Thomas F. McWilliams
Thomas F. McWilliams,
Director

EMPLOYEE:

/s/ Julius S. Burns
Julius S. Burns